INDEPENDENT AUDITORS' CONSENT



   We consent to the incorporation by reference in this Registration Statement of Midwest Express Holdings, Inc. on Form S-8 of our reports dated January 31, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Midwest Express Holdings, Inc. for the year ended December 31, 1996.


   /s/ Deloitte & Touche LLP


   Deloitte & Touche LLP
   Milwaukee, Wisconsin
   January 13, 1998